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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 30, 2004



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



DELAWARE                                 0-19793               84-11698358
------------------              ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S Employer
of incorporation)                                            Identification No.)



            303 EAST 17TH STREET, SUITE 660, DENVER, COLORADO  80203
            --------------------------------------------------------
              (Address of principal executive offices)     (Zip code)


       Registrant's telephone number, including area code: (303) 785-8080
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On April 30, 2004, Metretek Technologies, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it had entered into a definitive agreements to raise gross proceeds of approximately $10.9 million in a private placement to institutional and accredited investors of 3,510,548 shares of its common stock, par value $.01 per share ("Common Stock"), and warrants to purchase approximately 702,109 shares of its Common Stock (the "Private Placement"). The price to be paid in the Private Placement will be $3.10 per unit, each unit consisting of one share of Common Stock and a warrant to purchase 0.2 shares of Common Stock. The Private Placement is subject to customary closing conditions.

         The net cash proceeds of approximately $9.9 million will be used by the Company principally to meet its mandatory redemption obligation related to its Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), which matures on December 9, 2004, and for business commitments and initiatives.

         The warrants to be issued in the Private Placement will have a exercise price of $3.41 per share of Common Stock and will expire in May 2009. The warrants are callable by the Company commencing one year after issuance if the trading price of the Common Stock is at least two times the warrant exercise price for 30 consecutive trading days and certain other conditions are met.

         The Private Placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of Common Stock and the warrants being issued, and the shares of Common Stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering resales of shares of Common Stock issued in the Private Placement or issuable upon exercise of the warrants.

         In its press release, the Company also announced that it has entered into definitive agreements (the "Preferred Stock Agreements"), subject to certain conditions, with certain holders ("Preferred Stockholders") of its outstanding shares of Series B Preferred Stock, under which such Preferred Stockholders will convert a total of 2,500 shares of Preferred Stock, including accrued but unpaid dividends, and receive upon such conversion approximately 1,209,000 shares of Common Stock plus warrants to purchase approximately 1,209,000 shares of Common Stock exercisable until June 9, 2005 at an exercise price of $3.0571 per share, which is the same price as the conversion price of the Preferred Stock into each share of Common Stock. The Company has agreed to include the shares of Common Stock issuable upon exercise of such warrants in the registration statement to be filed in connection with the Private Placement.

         The full text of the Company's press release is attached hereto as
Exhibit 99.1 and incorporated herein by this reference.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) EXHIBITS

            99.1 Press Release of Metretek Technologies, Inc., issued April 30, 2004, announcing definitive agreements for private placement of Common Stock.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     METRETEK TECHNOLOGIES, INC.



                                     By: /s/ W. Phillip Marcum
                                        ----------------------------------------
                                         W. Phillip Marcum
                                         President and Chief Executive Officer


Dated:   April 30, 2004






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